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Vari-Lite Production Services Limited
20-22 Fairway Drive
Greenford
Middlesex
UB6 8PW






09 November 2000



RE: CHATTEL MORTGAGE  FACILITY OFFER



1). Assets will be as detailed in the original Henry Butcher valuation. All additions and deletions have been covered to our satisfaction in the final asset register appended to the master documentation.

         The Chattel Mortgage loan to Estimated Restricted Resale Value ratio is to be a maximum of 75% and the maximum loan value at inception (pound) 4,000,000. The asset schedule provided satisfies this condition at inception point.

2).      Loan to Value Maintenance Clause @ 75%.


3).      Maximum funding term of 48 months.


4). Pricing - Barclays Mercantile require a return of 2.50% over appropriate fixed or linked funds. Fixed treasury rate for 48 months is 6.55% for drawdown 31/10/00. Hence gross yield will be 9.05%.

5). Fees - An arrangement fee of 0.75% of the facility will be deducted from funds released on completion.


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         The Henry Butcher Valuation fee of (pound) 13,125 plus Vat will be charged separately. Barclays Mercantile have settled this bill in the interim on behalf of Vari-Lite.

         This will represent the maximum level of fees required to complete the asset purchase and all accompanying paperwork.

6). Full payment Guarantee of Vari-Lite International Inc. in favour of Vari-Lite Production services Ltd.

         This document will be prepared by Barclays Mercantile internal Solicitors and will require sign off by either Vari-Lite's internal Solicitor or an external Solicitor within the state of Dallas, Texas.


7). Inter company Loan of(pound)2.125m provided by Vari-Lite Inc. to Vari-Lite Production Services Ltd to be postponed via standard BMBF documentation.


8). UK legal representatives for Vari-Lite will hold to the order of Barclays Mercantile the following documents :

         Bill of Sale for the schedule of assets Vari-Lite Inc. to Vari Lite Production Services Ltd.

         Appropriate wording from U.S. Attorney that the title chain is free of any charges or encumbrances.

         Appropriate wording from U.S. Attorney or U.S. Auditors to confirm that the new (pound) 4,000,000 Barclays Mercantile chattel mortgage will formally replace the current inter company lease charge and does not breach any US Banking covenants.


9). Barclays Mercantile will register a charge over the assets with Companies House via Chattel Mortgage documentation.


10). Barclays Mercantile will register an Assignment and Charge over sub-let income.
         This security will only be invoked on the occurrence of a default event which is continuing or unwaived.

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11).     Barclays Mercantile will lodge a Debenture charge over all additional fixed assets. This is intended to capture the stock of spare parts which is continually being exhausted and replenished.

12). Barclays Mercantile will require an audit of the sub-hire agreements to be carried out four monthly from inception.

13).     Barclays Bank to be the sole UK clearing Bank.

14).     Cross Default Clause between Barclays Bank and Barclays Mercantile.

15).     Negative Pledge from Vari-Lite Production Services Limited.

16). New Capital Expenditure to be capped at (pound)350k for the year to 29/09/00 and at (pound)650k for the year to 29/09/01. Capital expenditure for subsequent years to be agreed in line with business performance, full financial review process and covenant compliance.

17). Ratcheted Net Tangible Asset covenant of(pound)500k per annum for financial year ends 29/09/01, 29/09/02 and 29/09/03.

18).     Minimum Debt Service Ratio of 160% in Audited Accounts.

19). Confirmation from Jerry Trojan that ongoing technical support from VL Inc and access to any software will be uninhibited by the sale of assets to VLPS (UK) Ltd.

20). The process of Bar Coding the assets subject to the Barclays Mercantile chattel mortgage needs to be completed post deal inception and within a reasonable period of time. A sufficient level of completeness has been achieved in order to complete drawdown.

21). The premises at 20-22 Fairway Drive, Greenford are subject to a lease arrangement. Your Landlord has refused to provide a standard waiver in respect to the assets which are the subject of the securities and charges detailed within this Offer Letter. Any instance of non-payment of monies due in respect to the lease of these premises which is unremedied, shall be deemed a default event to the primary mortgage facility.

22). In respect of `21' above, an amount equivalent to one quarterly lease payment will be held to the order of Barclays Mercantile in a Barclays Bank `Re' account. This payment will be made to the landlord under our instruction to ensure the landlord has no right of distraint over the assets subject to this offer letter.

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         Any interest which accrues on the balance held, will be credited to
         Vari-Lite Production Services Limited.
         The monies held will be released to Vari-Lite Production Services upon receipt of a satisfactorily completed waiver from the Landlord to the premises.


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                           OFFER LETTER DATED 09/11/00
                              TERMS AND CONDITIONS


1). LOAN TO VALUE MAINTENANCE CLAUSE

The aggregate value of assets (as determined from time to time by Barclays Mercantile or, at the expense of the Borrower, by professional valuers acceptable to BM on such bases and assumptions as BM may in its discretion require) charged to BM under the chattel mortgage.

Remedies to bring the loan value to 75% can be the introduction of additional unencumbered assets deemed suitable for purpose by BM, or a partial payment made to the chattel mortgage to reduce the balance outstanding.

ERRP MEANS ESTIMATED RESTRICTED RESALE PRICE AS CONFIRMED WITHIN THE HENRY BUTCHER ASSET VALUATION DATED 13/04/00.

2). NEGATIVE PLEDGE

The Borrower shall not create or agree to create or permit to subsist (other than in favour of Barclays Mercantile) any Encumbrance.

3). CAPITAL EXPENDITURE RESTRICTION

No acquisition of capital assets in excess of the stated limits without the express consent of Barclays Mercantile.

4). RATCHETED NTA

The adjusted net worth at any time during each period set out below shall not fall below the amount set out as follows:

Completion   to 29/09/01  (pound)2,125,000
30/09/01     to 29/09/02  (pound)2,625,000
39/09/02     to 29/09/03  (pound)3,125,000

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Should profits be retained in the year to 29/09/00, then the above figures will be adjusted upwards. Base figure is any retained profits plus postponed loan of (pound)2,125,000 plus (pound)500,000 for each of the three subsequent years.

ADJUSTED NET WORTH MEANS:

A). THE TOTAL AMOUNT OF THE POSTPONED INTER-COMPANY LOANS
B). EXCLUDE ANY NOTIONAL PROFIT OR GAIN DERIVED FROM ONE GROUP COMPANY TO
ANOTHER
C). DEDUCT ANY DIVIDEND OR DISTRIBUTION PAID OR PROPOSED TO BE PAID BY THE BORROWER SINCE COMPLETION DATE.
D). ADD OR SUBTRACT ACCUMULATED PROFIT OR LOSS AFTER INTEREST AND PROVISION FOR TAX.
E). TAKE ACCOUNT OF ANY SUBSCRIPTIONS IN CASH FOR SHARE CAPITAL OR REDEMPTIONS OF SHARE CAPITAL SINCE THE COMPLETION DATE.

The base point for the Net Worth calculation is to be the amount of Paid Up or Issued Share Capital, plus the aggregate amount of reserves (including postponed loans) within the balance sheet of Vari-Lite Production Services Limited.


5). DEBT SERVICE RATIO

The ratio of Cash Flow to Debt Service for each accounting period shown in the latest audited financial statements shall not fall below 160% calculated in accordance with generally accepted UK accounting principles consistently applied:

CASH FLOW MEANS:

THE CONSOLIDATED NET INCOME FIGURE AFTER:

a). DEDUCTING AMOUNTS PAID IN RESPECT OF CORPORATION TAX (INCLUDING ADVANCE CORPORATION TAX)
b). ADDING AMOUNTS CHARGED IN RESPECT OF DEPRECIATION
c). ADDING AMOUNTS CHARGED IN RESPECT OF AMORTISATION OF KNOW-HOW AND OTHER INTANGIBLES
d). DEDUCTING ANY INCREASE (OR ADDING ANY DECREASE) IN WORKING CAPITAL NOT INCLUDING CASH
e). DEDUCTING AMOUNTS PAID IN RESPECT OF CAPITAL EXPENDITURE
f). DEDUCTING AMOUNTS OF ALL DIVIDENDS OR DISTRIBUTION OF ANY KIND IN CASH PAID IN RESPECT OF THE SHARE CAPITAL.

DEBT SERVICE MEANS:

a). THE AGGREGATE AMOUNT OF INTEREST PAID OR CAPITALISED UNDER ALL BORROWINGS
PLUS
b). THE PRINCIPAL AMOUNT OF ALL BORROWINGS REPAID WITHIN THE RELEVANT
TESTING PERIOD.

WORKING CAPITAL MEANS:

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a). THE AGGREGATE OF ALL CURRENT ASSETS LESS THE AGGREGATE OF ALL CURRENT
LIABILITIES (AFTER DEDUCTING THE AMOUNT OF ALL SHORT TERM BORROWINGS, OVERDRAFT AND THE CURRENT PORTION OF LONG TERM DEBT.


                           OFFER LETTER DATED 09/11/00
                              TERMS AND CONDITIONS


       6). TESTING OF FINANCIAL COVENANTS


       The Financial Covenants shall be tested by reference to the most recent audited accounts of Vari-Lite Production Services (UK) Limited.

       The first formal test will be undertaken on the Audited Accounts to year end 30/09/01.

       Notwithstanding the foregoing The Financial Covenants are to be satisfied at all times and the Borrower shall if so required by Barclays Mercantile from time to time provide evidence of such satisfaction acceptable to Barclays Mercantile.


       7). AUDITED ACCOUNTS

       Copies of audited accounts, including a balance sheet and profit and loss, as soon as they are available and not later than 180 days from the end of its financial year end.


       8). MANAGEMENT ACCOUNTS

       Unaudited quarterly management accounts, including a balance sheet and profit and loss, are required as soon as they are available and not more than 30 days after the relevant accounting period.


       9). CHANGE OF BUSINESS

       No Relevant party will make any material change in the scope or nature of its activity.

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       Our willingness to provide these facilities is upon the condition that, in our opinion, there is no adverse change in your financial circumstances before we purchase the equipment.

       As we play no part in selecting equipment for use in your business or appropriate suppliers, we recommend that you review the equipment you have selected to assess whether it needs to be and is Year 2000 compliant. If it is not, or if you are unsure, you should contact the supplier or manufacturer for any specific advice, warranties or maintenance and support you may consider appropriate.


       This offer is valid for a period of fourteen days from today; nevertheless we reserve the right to revise our terms should monetary, economic or taxation conditions change before we purchase the equipment.


       We welcome the opportunity to be of service to you. Please signify your acceptance of the above terms by signing and returning the enclosed additional copy of this letter.

       Yours sincerely






       David Roberts
       Branch Manager

       For and on behalf of Vari-Lite Production Services Limited





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       Authorised to sign